UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant      .

Filed by a Party other than the Registrant      .

X .	Preliminary Information Statement
.	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
.	Definitive Information Statement
.	Definitive Additional Materials

LEFT BEHIND GAMES INC.
(Name of Registrant Specified In Its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X .	No fee required.
.	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: 0

(5)	Total fee paid: 0

.	Fee paid previously with Preliminary materials.

.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously.  Identify the previous filing by registration filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

(3) Filing Party:

Date Filed: March 11, 2009

LEFT BEHIND GAMES INC.

25060 Hancock Avenue

Suite 103 Box 110

Murrieta, California 92562

We are not asking you for a proxy

and you are requested not to send us a proxy.

To the Stockholders of LEFT BEHIND GAMES INC.:

Left Behind Games Inc., a Washington corporation (the “Company”), hereby notifies its stockholders of record that the majority of shareholders signed a written consent on February 13, 2009 at the Company’s offices, to vote on the following proposals:

1.	To re-elect Troy A. Lyndon, Michael Knox and Richard Knox, Sr. as members of the Company’s board of directors for a period of one year or until his/her respective successor is elected and qualifies;

2.	To appoint J Crane, CPA P.C. as the independent registered accountants for the fiscal year ending March 31, 2009;

3.	To increase the Company’s authorized number of shares of common stock from 400 million to one billion two hundred million (1,200,000); and

4.	To increase the Company’s authorized number of shares from preferred stock from 20 million to sixty (60) million.

The foregoing actions are expected to take affect at least 21 days after the filing of a Definitive Information Statement, scheduled for March 23, 2009 at the earliest, which is April 14, 2009 (the “Effective Date”).  You have the right to receive this notice if you were a stockholder of record at the close of business on February 19, 2009 (the “Record Date”).

We are not asking you for a proxy and you are requested not to send us a proxy.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

Murrieta, California March 12, 2009	/s/ Troy A. Lyndon CEO and Member of the Board

PRELIMINARY DEFINITIVE INFORMATION STATEMENT

LEFT BEHIND GAMES INC.

a Washington corporation

25060 Hancock Avenue

Suite 103 Box 110

Murrieta, California 92562

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

We are furnishing this Information Statement to the stockholders of Left Behind Games Inc., a Washington corporation (“Left Behind Games Inc.” or the “Company”), to provide a description of actions taken by written consent of the holders of a majority of the outstanding shares of the Company’s common stock that were entitled to vote on such actions. This Information Statement is being furnished to all holders of the Company’s common and preferred stock.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A Definitive Information Statement of same shall be mailed on or about March 22, 2009 to stockholders of record as of February 19, 2009 (the “Record Date”). The Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

On February 13, 2009 and the Record Date, the stockholders of the Company holding a total of 14,915,000 shares of the Company’s Common Stock, entitling them to the same number of votes and 8,639,057 shares of the Company’s Series B Preferred Stock, entitling them to cast an aggregate of 1,727,811,479 votes, which votes constitute 89.8% of the eligible votes from all of the Company’s issued and outstanding voting securities as of the Record Date (the “Majority Stockholders”), signed a letter of written consent to vote upon the proposals as stated above, herein.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our stockholders holding a total of 14,915,000 shares of the Company’s Common Stock, entitling them to the same number of votes and 8,639,057 shares of the Company’s Series B Preferred Stock, entitling them to cast an aggregate of 1,727,811,479 votes, which votes constitute 89.8% of the eligible votes from all of the Company’s issued and outstanding voting securities as of the Record Date (the “Majority Stockholders”), have signed a written consent on February 13, 2009 at the Company’s offices, to vote on the following proposals:

1.	To re-elect Troy A. Lyndon, Michael Knox and Richard Knox, Sr. as members of the Company’s board of directors for a period of one year or until his/her respective successor is elected and qualifies;

2.	To appoint J Crane, CPA P.C. as the independent registered accountants for the fiscal year ending March 31, 2009;

3.	To increase the Company’s authorized number of shares of common stock from 400 million to one billion two hundred million (1,200,000); and

4.	To increase the Company’s authorized number of shares from preferred stock from 20 million to sixty (60) million.

The Majority Stockholders have not consented to or considered any other corporate action.

Because stockholders holding at least a majority of the voting rights of our outstanding voting securities on the Record Date have voted in favor of the proposals, and have sufficient voting power to approve such proposals through their ownership of common stock, no proxies will be solicited in connection with the transactions described in this Information Statement. Accordingly, the actions contemplated herein are expected to become effective 21 days following the filing of a Definitive Information Statement of same, scheduled to be filed on March 23, 2009. Such effective date would be April 14, 2009 at the earliest.

There were an aggregate of 1,940,498,692 eligible votes from our issued and outstanding securities at the close of business on the Record Date, consisting of:

-

209,100,968 shares of common stock;

-

3,586,245 shares of Series A Preferred Stock; and

-

8,639,057 shares of Series B Preferred Stock, which are entitled to cast 200 votes per share together as one class with the common shareholders on all matters which common shareholders are entitled to vote.

The holders of the Company’s Common Stock and Series A Preferred Stock are entitled to one vote per share for every share of Common Stock and Series A Preferred Stock held by such person.

The Company will pay the cost of preparing and sending out this Information Statement. It will be sent to stockholders on or about March 23, 2009 via regular mail. Upon written request, the Company will send Left Behind Games Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 2008. It can be accessed electronically, via the Internet, at: http://www.sec.gov/Archives/edgar/data/13055/000107878208000957/lbg10ksb033108.htm

Dissenter's Rights of Appraisal

The Washington Business Corporation Act does not provide for dissenter's rights of appraisal in connection with the above-listed actions.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to our future financial performance or future events. Forward-looking statements give our current expectations and forecasts of future events.  All statements other than statements of current or historical fact contained in this Information Statement, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” and similar expressions, as they relate to our business, or us are intended to identify forward-looking statements. These statements are based on our current plans, and our actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Any or all of the forward-looking statements in this annual report may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions. We undertake no obligation to publicly revise these forward-looking statements to reflect events occurring after the date hereof. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this Information Statement.

For a detailed discussion of these and other risk factors, please refer to our filings with the SEC on Forms 10-KSB, 10-QSB and 8-K.  You can obtain copies of these reports and other filings for free at the SEC’s Web site at www.sec.gov or from commercial document retrieval services. The direct link for the Company’s filing page is: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000013055&owner=include&count=40

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our articles of incorporation and bylaws authorize a board of directors comprised of a number of not less than one.  Our current directors were appointed by the Company shareholders prior to expiration of their respective terms. The Majority Stockholders have voted to re-elect Troy A. Lyndon, Leslie Bocskor and Michael Knox as members of the Company’s board of directors, effective as of the Effective Date.

Set forth below for each person who will be elected as member of our board of directors as of the Effective Date, based on information supplied by him or her, are his or her name, age as of the date of the Proxy Statement, any presently held positions with us, his or her principal occupation now and for the past five years, other directorships in public companies and his tenure of service with us as a director of such public companies. If elected, each director shall hold office for a one year period or until their respective successors are elected and qualify. The information has been provided by the nominees without independent verification by our management.

Executive Officers of the Registrant

Name	Age	Position

Troy A. Lyndon	44	Chairman & Chief Executive Officer

Michael Knox	48	Director

Richard Knox, Sr.	70	Director

Troy A. Lyndon, Chief Executive Officer and Chairman of the Board of Directors, age 44, is our CEO.  As the former CEO of Studio Arts Multimedia, Inc., he managed and worked to develop six (6) multi-million dollar video game projects for Corel Corporation.  Previously, Mr. Lyndon served as President of Park Place Productions where he managed operations, including the publication and/or development for over fifty (50) video game projects.  Park Place Productions under Mr. Lyndon’s leadership, became North America’s largest independent video game development company.  Mr. Lyndon has over twenty (20) years experience in the management and development of software projects, including computer and video game products such as Madden Football, Batman Returns, Defender of the Crown, and Street Fighter.  Mr. Lyndon is also a recipient of the Entrepreneur of the Year award from Inc. Magazine, Merrill Lynch and Ernst & Young.  Mr. Lyndon has also served many ministries and Christian publishers, including the Billy Graham Evangelistic Association, Campus Crusade for Christ International, the Bright Media Foundation, the publisher of the Left Behind book series and Biblesoft.

Michael Knox, director, age 48, is the Vice President of V2P Communications, one of the world’s leading Internet audio marketing firms.  Mr. Knox is also a recipient of the Entrepreneur of the Year award from Inc. Magazine, Merrill Lynch and Ernst & Young.  From 1995 to 2001, Mr. Knox served as President for OmniNet Media.com, Executive Producer for Narrow Broadcastings, Inc. and VP Business Development for IRI Entertainment.  From 1989 to 1994, Mr. Knox served as Chief Executive Officer of Park Place Productions, which became North America’s largest independent developer of video games, developing more than fifty (50) computer and video game projects.

Richard J. Knox, Sr., director, age 70, is a seasoned businessman, former nuclear physicist, software developer, Pastor, founder and President of Ohana Haven Ministries in the State of Hawaii.  In 1963, Mr. Knox began working for Lawrence Livermore Laboratory where he served 16 years on numerous government programs as a Containment Scientist for nuclear underground tests, where he was responsible for the supervision of up to 500 engineers and approval of all equipment fielded for nuclear-device emplacement at the Nevada Test Site. After retiring from the Laboratory, Mr. Knox started his own software development and publishing business, creating consumer CAD software which sold 80,000 copies. Shortly thereafter, he joined his son, Michael Knox, and our CEO Mr. Lyndon, and helped build Park Place Productions into North America’s largest independent developer of video games, where he was in charge of 80 personnel, overseeing all game production. Since that time, Richard has relocated to Oahu, Hawaii to pursue personal interests, including the oversight of a ministry and most recently, Pastor of his own congregation.

Significant Employees

None.

Family Relationships

None.

Involvement in Certain Legal Proceedings:

During the past five years no director or executive officer of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted of any felony or similar criminal proceeding nor is subject to any such pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Securities and Exchange Commission (the “SEC”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Audit, Nominating and Compensation Committees:

Our Board of Directors does not have standing audit, nominating or compensation committees, and our Board of Directors performs the functions that would otherwise be delegated to such committees. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. However, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately form standing audit, nominating and compensation committees.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC.  Such executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.  Based on information supplied to us and filings made with the SEC, we believe that, during the fiscal year ended March 31, 2008, Section 16(a) filing requirements applicable to its directors, officers, and greater than ten percent (10%) beneficial owners were complied with.

Code of Ethics

We have not yet prepared a written code of ethics and employment standards.

Corporate Governance

We currently do not have a corporate governance committee.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics with respect to Named Executive Officer (NEO) compensation processes and decisions:

General

Our Board has not yet appointed a Compensation Committee, so the full Board is responsible for establishing our overall compensation strategy, with support from management and consultants.  To date, however, our Board has not approved the compensation of our management.  The Board also oversees our current stock option plan, and is responsible for administering the plan.

Our compensation arrangements reflect the individual circumstances surrounding the applicable executive officer’s hiring or appointment.

Principal Components of Compensation of Our Executive Officers

The principal components of the compensation we have historically paid to our executive officers have consisted of equity compensation, generally in the form of grants of our common stock.

Our Board and management have not yet established a consensus on policies or guidelines with respect to the mix of base salary, bonus, cash incentive compensation and equity awards to be paid or awarded to our executive officers.  In general, our Board believes that a greater percentage of the compensation of the most senior members of our management should be performance-based.  In future fiscal years, our Board anticipates adopting more formal and structured compensation policies and programs, including the formation of a compensation committee.  At such time, our Board will endeavor to implement policies designed to attract, retain and motivate individuals with the skills and experience necessary for us to achieve our business objectives.  These policies will also serve to link pay with measurable performance, which, in turn, should help to align the interests of our executive officers with our shareholders.

Our Board meets in-person at least five (5) times per year.  It also meets as necessary, either in person or via telephone to discuss compensation and other issues.  It met fifteen (15) times during the past fiscal year.  Our Board works with our management in carrying out its responsibilities.

Base Salary

Our Chief Executive Officer

We hired Troy A. Lyndon as our CEO in 2002.  Mr. Lyndon’s employment agreement with us provided for an annual base salary of $150,000.  In the future, based upon revenue benchmarks, this amount can increase commensurate with our increased revenues, to a maximum salary of $300,000 per year.  The terms of Mr. Lyndon’s employment agreement include certain incentive bonuses.  Under the agreement, Mr. Lyndon may achieve increases in his annual salary and varying levels of bonuses once we achieve certain revenue benchmarks.  The initial benchmark to receive an increase in his salary over the current level of $150,000 and to receive a bonus is $4 million for a fiscal year.  Mr. Lyndon has not earned a bonus under an agreement because we have not reached the revenue target of $4 million. On July 16, 2008, the Board of Directors approved a salary increase for Mr. Lyndon to $198,000. However, Mr. Lyndon has so far not received such an increase in cash payments as a result of his support for the company’s current cash-flow problems and position.

Our Chief Financial Officer

We hired James B. Frakes as our as our CFO in November 2006.  Our employment agreement with Mr. Frakes provides for an initial annual salary of $140,000 with $10,000 payments upon the filing of each 10-KSB.  Subsequently, his annual salary was increased to $180,000.  Mr. Frakes resigned in March 2008.  Mr. Frakes currently provides financial consulting services to us.

Bonus Compensation

We have not historically paid any automatic or guaranteed bonuses to our executive officers.  However, certain officers have bonus components in connection with their performance.

Equity Compensation

Our Board plans to begin granting equity-based awards to attract, retain, motivate and reward our employees, particularly our executive officers, and to encourage their ownership of an equity interest in us.  We implemented the 2006 Stock Incentive Plan in January 2007 (the “Plan”).  We did not grant any options to our executive officers or employees under this plan in the fiscal year ended March 31, 2008.

We may make future awards of stock options to our executive officers under the Plan.  We reserve the discretion to pay compensation to our executive officers that may not be deductible.

In early calendar 2008, we issued stock grants outside of the Plan to various employees, each subject to various terms and vesting periods, amounts as follows:

Name	Title	Shares Granted
Troy Lyndon	Chief Executive Officer	10,000,000 shares
Leslie Bocskor	Director (via Lenox Hill Partners)	5,000,000 shares
Doug Milnor	Former Chief Operating Officer	4,000,000 shares
James Frakes	Former Chief Financial Officer	4,000,000 shares
Kevin Hoekman	Former Producer	2,000,000 shares
John Salvador	Former Director of Investor Relations	1,500,000 shares
Michael A. Knox	Director	1,000,000 shares
Other employees		4,000,000 shares

We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates. Authority to make equity-based awards to executive officers rests with the board, which considers the recommendations of our CEO and other executive officers.

Severance and Change of Control Payments

Our Board believes that companies should provide reasonable severance benefits to employees, recognizing that it may be difficult for them to find comparable employment within a short period of time.

Our employment agreement with Mr. Lyndon provides that, if Mr. Lyndon is terminated without cause, he is entitled to receive an amount equal to six (6) months’ base compensation.  We believe that the termination provisions of Mr. Lyndon’s employment agreement are comparable to those in effect for chief executive officers of companies comparable to us, in terms of size, revenue, profitability and/or nature of business.

Perquisites

Each of our executive officers in past years have received similar perquisites.  We have agreed to reimburse each executive officer for all reasonable travel, entertainment and other expenses incurred by them in connection with the performance of their duties and obligations.  Certain of our executive officers receive an automobile allowance and payment of other automobile expenses.  Pursuant to his employment agreement, Mr. Lyndon receives a monthly car allowance of up to $1,000, plus actual maintenance, repair and insurance costs.  In our previous year, Mr. Frichner also received a car allowance of up to $1,000, plus actual maintenance, repair and insurance costs, when he was employed by us.

We also provide health insurance for Mr. Lyndon and Mr. Frakes under his consulting agreement.

Compensation Committee Interlocks and Insider Participation

We have not yet designated a Compensation Committee.  All compensation matters are approved by the full Board. Mr. Lyndon and Mr. Frichner were our employees or former employees during the past fiscal year.  None of our executive officers served on the compensation committee (or equivalent), or the Board, of another entity whose executive officer(s) served on our Board.

(b) Summary Compensation Table

The cash and non-cash compensation that we have paid during the fiscal year ended March 31, 2008, March 31, 2007 and March 31, 2006 or that was earned by our CEO and our other executive officers is detailed in the following table.

Name and Principal Position	Year		Salary			Stock Awards (3)		All Other Compensation			Total
Troy A. Lyndon	2008		$150,000			$300,000		$8,831			$458,831
Chairman and Chief Executive Officer	2007 2006		150,000 120,973			-- --		41,739 --	(1)		191,739 120,973

Jeffrey S. Frichner	2008		$--			$--		$--			$--
Former President	2007 2006		143,800 126,878			-- --		49,729 --	(2)		193,529 126,878

James B. Frakes	2008		$160,800			$120,000		$--			$280,800
Former Chief Financial Officer	2007		71,564	*		131,475		--			203,039

Kevin Hoekman	2008		$120,000			$60,000		$--			$180,000
Former Senior Producer	2007		108,992	*		554,000		--			662,992

David Klein Former Senior Vice President	2008 2007	$	-- 88,846	*	$	-- 355,500	$	-- --		$	-- 444,346

(1)

Includes $31,000 paid as Board attendance fees and $10,739 as automobile related compensation.

(2)

Includes $31,000 paid as Board attendance fees and $18,729 as automobile related compensation. Mr. Frichner resigned as President in June 2007.

(3)

Stock grants are valued as of the grant date.

* Indicates that the applicable officer served as such for only a portion of the fiscal year indicated

© Narrative Disclosure to Summary Compensation Table

See above.

(d) Outstanding Equity Awards at Fiscal Year-End Table

(e) Additional Narrative Disclosure

(f) Compensation of Directors

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to our directors for the fiscal year ended March 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Troy A. Lyndon (1)	--	300,000	--	--	--	--	300,000

Leslie Bocskor (2)	--	150,000	--	--	--	--	150,000

Michael Knox (3)	--	30,000	--	--	--	--	30,000

(1)

The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2008 are 10,000,000 and 0.

(2)

The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2008 are 5,000,000 and 0.  Includes a 1,000,000 share grant to Lenox Hill Partners. Leslie Bocskor resigned as Director on January 12, 2009.

(3)

The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2008 are 1,000,000 and 0.

Directors Compensation Program

Currently, our directors do not receive compensation. It is anticipated, however, that each of our directors may receive compensation at some point in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Third Party Companies Owned by Executive Officers

The following table sets forth certain information, as of February 13, 2009 and the Record Date, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors, our executive officers and all of our directors and executive officers and all of our directors and executive officers as a group.  Unless otherwise specified in the table below, such information, other than information with respect to our directors and officers, is based on a review of statements filed, with the SEC pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock.  As of February 13, 2009 and the Record Date, there were 209,100,968 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right.  Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.  The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of February 13, 2009 and the Record Date by each of the individual directors and executive officers and by all directors and executive officers as a group.

The table below sets forth all persons (including any group) who are known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

Name and Address of Beneficial Owner	Class of Voting Stock	Number of Shares of Voting Stock Beneficially Owned (1)	Percentage of Class

Troy A. Lyndon 25060 Hancock, Suite 103 Box 110 Murrieta, California 92562	Common Stock	13,915,000	6.7%

Michael Knox 25060 Hancock Ave., Suite 103 Box 110 Murrieta, CA 92562	Common Stock	1,000,000	0.5%

Peter Quigley	Common Stock Preferred B Stock	74,930,000(1) 2,550,000	35.8%

Demos Pappasavvas	Common Stock Preferred B Stock	51,509,316(2) 2,310,466	24.6%

Terry Hartshorn	Common Stock Preferred B Stock	29,088,095(3) 1,428,571	13.9%

Total (total 2 officers and directors)		170,442,411 6,289,037	81.5% 72.8%

  ______________________

(1)	Includes 51,000,000 shares underlying convertible notes payable.
(2)	Includes 46,209,316 shares underlying convertible notes payable.
(3)	Includes 28,571,429 shares underlying convertible notes payable.

Changes in Control

We have not entered into any arrangements which may result in a change in our control.

LB Games Ukraine was established to provide software development and consulting services and is currently providing these services only to us. LB Games Ukraine is eighty-five percent (85%) owned by our CEO. Pursuant to the LB Games Ukraine operating agreement, our CEO is required to fund operations as needed in relation to his ownership interest in LB Games Ukraine.  During the period ended March 31, 2006, we contributed approximately $5,600 to LB Games Ukraine on behalf of our CEO to provide working capital to LB Games Ukraine.  This transaction was eliminated in consolidation.

As LB Games Ukraine is currently providing software development services only to us and due to our history of providing on-going financial support to this entity, through consolidation we absorb all net losses of this variable interest entity in excess of the equity.  LB Games Ukraine’s sole asset is cash which has an approximate balance of $2,600 at March 31, 2007.  During the years ended March 31, 2007 and 2006, we paid approximately $171,000 and $180,000, respectively, for software development services provided by LB Games Ukraine, which has been recorded as research and development costs.

As a result of reductions in the operations of LB Ukraine at our request, subsequent to March 31, 2008, we agreed to pay certain obligations of LB Ukraine to certain Ukrainian organizations and authorities, which is estimated to be approximately $50,000.

As a cost-cutting measure, LB Games Ukraine is not currently providing any services to the Company.

Parents

None.

Promoters and Control Persons

Not applicable.

Director Independence

The Majority Stockholders have ratified the Board’s appointment of Richard Knox, Sr. to fill the Board seat previously held by Messr. Leslie Bocskor and to re-elect Troy A. Lyndon, Michael Knox and Richard Knox, Sr. as members of the Company’s board of directors for a period of one year or until his/her respective successor is elected and qualifies. We currently have three (3) directors, Messrs. Troy A. Lyndon, Michael Knox and Richard Knox, Sr.  Mr. Lyndon is not independent as he is our CEO and Chairman of our Board.  We consider Messrs. Knox and Knox, Sr. to be independent.

In determining whether directors are independent, we have developed the following categorical standards for determining the materiality of relationships that the directors may have with us.  A director shall not be deemed to have a material relationship with us that impairs the director's independence as a result of any of the following relationships:

1. The director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to us and the amount of all payments from us to such entity during the most recently completed fiscal year was less than two percent (2%) of such entity’s consolidated gross revenues;

2. The director is the beneficial owner of less than five percent (5%) of the outstanding equity interests of an entity that does business with us;

3. The director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent (2%) of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from us or any of our subsidiaries for each of the last three (3) fiscal years;

4. The director is an officer of an entity that is indebted to us, or to which we are indebted, and the total amount of either our or the business entity's indebtedness is less than three percent (3%) of the total consolidated assets of such entity as of the end of the previous fiscal year;

Our Directors’ Other Business Activities

Our directors are involved in a variety of business and professional activities outside of managing our operations. These other activities may result in a conflict with respect to the allocation of management resources away from our operations and to other activities.

Management of the Company

Our Management devotes only such time to our operations as they, in their sole discretion deem necessary to carry out our operations effectively. Our officers and directors may work on non-profit projects in accordance with their respective employment agreements. Conflicts of interest may arise in allocating management time, services or functions among such affiliates.

Limitation of Rights

Our Bylaws provide that our management will not be liable for actions taken by them in good faith in furtherance of our business, and will be entitled to be indemnified by us in such cases. Therefore, our stockholders may have a more limited right against the management, their affiliates and their respective related parties than they would have absent such limitations in the Bylaws. In addition, indemnification of the management, their affiliates and their respective related parties could deplete our assets possibly resulting in loss by the stockholders of a portion or all of their investment.

PROPOSAL NO. 2

APPOINTMENT OF AUDITORS

The Majority Stockholders have ratified the Board’s appointment of J Crane, CPA P.C. (“Crane” herein), located in Cambridge, Massachusetts, as the independent registered accountants of the Company for the fiscal year ending March 31, 2009.  As the Company’s auditors, Crane will be charged to audit the books and records of the Company and to report thereon necessary for the Company’s registration statements and/or periodic reports filed with the SEC under the Securities Act of 1933, as amended, and/or the Exchange Act  as well as providing an assessment of management’s report concerning the Company’s its internal controls and procedures in the Company’s annual report on Form 10-KSB as required by the Sarbanes-Oxley Act of 2002, as amended.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Crane billed us $5,600 and $5,600 for the review of our interim financial statements included in our quarterly reports for the periods ended September 30, 2008 and December 31, 2008, respectively.

Haskell & White LLP billed us $11,500 for the review of our interim financial statements included in our quarterly report for the period ended December 31, 2007.

KMJ Corbin & Company LLP billed us $134,870 and $102,350 for audit fees during the years ended March 31, 2008 and 2007, respectively.

Audit Fees. The aggregate fees billed for the years ended March 31, 2008 and 2007 were for the audits of our financial statements and reviews of our interim financial statements included in our annual and quarterly reports.

Audit Related Fees. There were no fees billed for the years ended March 31, 2008 and 2007 for the audit or review of our financial statements that are not reported under Audit Fees.

All Other Fees. The aggregate fees billed above for the years ended March 31, 2008 and 2007 included services other than the services described above. These services include attendance and preparation for shareholder and audit committee meetings, consultation on accounting, on internal control matters and review of and consultation on our registration statements and issuance of related consents.

Financial Policies and Procedures. Our management has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, management pre-approves both the type of services to be provided by Haskell & White LLP and KMJ Corbin & Company LLP and the estimated fees related to these services.

BOARD PRE-APPROVAL OF AUDIT AND PERMISSIBLE

NON-AUDIT SERVICES BY INDEPENDENT AUDITORS

The Board of Directors pre-approves all audit and non-prohibited, non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Board has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Board may also pre-approve particular services on a case-by-case basis. For each proposed service, the Board has received detailed information sufficient to enable the Board to pre-approve and evaluate such service and has pre-approved all such services. The Board of Directors may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the Board at or before the next scheduled meeting. There were no waivers by the Board of Directors of the pre-approval requirement for permissible non-audit services in 2006.

PROPOSAL NO. 3

The Board of Directors of Left Behind Games propose that Left Behind Games increase its authorized shares of Common Stock, $0.001 par value, from 400,000,000 shares to 1,200,000,000 shares, $0.001 par value, which it feels is a more adequate number of authorized shares to allow the Company to raise capital and acquire assets.

PROPOSAL NO. 4

The Board of Directors of Left Behind Games propose that Left Behind Games increase its authorized shares of Preferred Stock, $0.001 par value, from 20,000,000 shares to 60,000,000 shares.

COSTS OF PROXY SOLICITATION

The entire cost of soliciting proxies from the stockholders will be borne by us. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers or regular employees, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with proxy solicitors, brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, in which case we will reimburse such persons reasonable accountable out-of-pocket expenses incurred by them in connection therewith.

REGULATORY MATTERS

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed actions other than the federal securities laws.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-KSB for the year ended March 31, 2008, and a copy of our Quarterly Reports on Forms 10-QSB for the quarter ended September 30, 2008 will be furnished without charge upon receipt of a written request.  The exhibits to those Reports will also be provided upon request and payment of copying charges.  Requests should be directed to the Corporate Secretary, or the CEO in his absence, Left Behind Games Inc., 25060 Hancock Avenue, Suite 103 Box 110, Murrieta, California 92562.  The Current Annual and Quarterly Reports on Forms 10-KSB and 10-QSB, respectively, with exhibits, are also available free of charge at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549.  You may call 1-800-SEC-0330 for more information on the SEC’s Public Reference Room.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  THE DATE OF THIS INFORMATION STATEMENT IS MARCH 11, 2009.  WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY LATER DATE THAN THE DATE OF THE INFORMATION STATEMENT, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Murrieta, California Dated: March 12, 2009	/s/ Troy A. Lyndon CEO and Member of the Board